GATELY & ASSOCATES, LLC
              1248 Woodridge Court Altamonte Springs, Florida 32714
                                 (407) 341-6942

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in the Form SB-2 Registration Statement of Relocate411.com, Inc. of my report for the years ended November 30, 2003, dated December 22, 2003 relating to the financial statements of Relocate411.com, Inc. which appear in such Form SB-2 and to the reference to my Firm under the caption "Experts" in the Prospectus.

GATELY & ASSOCIATES, LLC

/s/ James Gately
----------------------------
JAMES GATELY

February 5,2004